Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of July 22, 2025 and is by and between ProPhase Labs, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the Annex A hereto (each, including its successors and assigns, an “Investor” or “Holder”) and collectively, the “Investors”).

WHEREAS, the Investors wish to purchase from the Company, and the Company wishes to issue and sell to the Investors: (i) 20% OID Senior Secured Convertible Notes in the form of Appendix A hereto (each, a “Note” and collectively, the “Notes”); and (ii) Warrants to Purchase Common Stock in the form of Appendix B hereto (each, a “Warrant” and collectively, the “Warrants”); and

WHEREAS, the Company and Investors are executing and delivering this Agreement in reliance upon an exemption from securities registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by the provisions of Section 4(a)(2) and/or Rule 506(b) of Regulation D promulgated thereunder by the U.S. Securities and Exchange Commission;

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Investor agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01. Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Notes, and (b) the following terms have the meanings set forth in this Agreement.

“$” means United States Dollars.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Asset Sale” means any sale, lease, license, assign, transfer, spin-off, split-off, closing, conveyance or other disposition of any assets or rights of the Company or any Subsidiary owned or hereafter acquired whether in a single transaction or a series of related transactions other than any (i) sale, leases, license, assignment, transfer, conveyance or other dispositions of such assets or rights by the Company and its Subsidiaries in the ordinary course of business consistent with its past practice and (ii) sales of inventory and product in the ordinary course of business.

“Board” means the Board of Directors of the Company.

“Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

“Closing” means the closing of the purchase and sale of Securities pursuant to Section 2.01.

“Closing Date” means for any Securities, the Business Day when all of the Transaction Documents for such Securities shall have been executed and delivered by the applicable parties thereto, and conditions precedent to the applicable Investors’ obligations to pay the Subscription Amount and the Company’s obligations to deliver such Securities shall have been satisfied or waived.

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“Common Stock” means the common stock of the Company, par value $0.0005 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalent” means any convertible security or warrant, option or other right to subscribe for or purchase any additional shares of Common Stock or any other Common Stock Equivalent.

“Conversion Price” has the meaning provided in the Notes.

“Conversion Shares” has the meaning provided in the Notes.

“Convertibility Date” has the meaning provided in the Notes.

“Disclosure Schedules” means the disclosure schedule or schedules or other writings delivered by the Company to the Investors prior to the date hereof and identified by the Company as such.

“Exempt Issuance” means: (i) the issuance by the Company of Securities and (upon conversion or exercise thereof) Underlying Shares, (ii) the issuance by the Company of Common Stock upon the exercise of an outstanding stock option or warrant or the conversion of a security outstanding on the date hereof as disclosed in SEC Reports, or (iii) the issuance by the Company of any Common Stock or standard options to purchase Common Stock to directors, officers, employees or consultants of the Company or its Subsidiaries in their capacity as such pursuant to an employee benefit plan which has been approved by the Board prior to or subsequent to the date hereof pursuant to which Common Stock and standard options to purchase Common Stock may be issued to any employee, officer, director or consultant for services provided to the Company or its subsidiaries in their capacity as such.

“Exercise Price” has the meaning provided in the Warrants.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority.

“Indebtedness” means: (A) any liabilities and other obligations of the Company and its Subsidiaries for borrowed money, amounts owed or funds advanced; (B) all obligations of the Company and its Subsidiaries evidenced by bonds, debentures, notes or other similar instruments or debt securities (including any seller notes relating to prior acquisitions); (C) all obligations in respect of letters of credit, whether or not drawn, and bankers’ acceptances issued for the account of the Company and its Subsidiaries, (D) all obligations arising from deferred compensation arrangements of the Company and its Subsidiaries or any joint or common employer together with the Company or any of its Subsidiaries; (E) all obligations of any person or entity secured by a lien on any assets or rights of the Company and its Subsidiaries; (F) all capital lease obligations of the Company and its Subsidiaries having a present value (on an aggregate basis for all capital leases); (G) any deferred rent of the Company and its Subsidiaries; (H) any taxes payable, or tax withholding obligations, the payment of which is due or past due by the Company and its Subsidiaries; (I) any deferred purchase price for property or services (including with respect to any earnout or similar payments) with respect to which any Company and its Subsidiaries is liable, contingently or otherwise, as obligor or otherwise; (J) any accrued or declared and unpaid dividends or distributions on the Company’s or any Subsidiary’s equity capital; (K) any amounts due from the Company due to change in control or similar provisions; (L) payments or other amounts due from the Company for any loans, payment deferrals, customer credits, or other Liabilities of the Companies relating to or arising under or from: (1) the Coronavirus Aid, Relief, and Economic Security Act, including with respect to any loans or other amounts advanced or provided to any Company thereunder; or (2) the COVID-19 global pandemic, the economic effect thereof, or from any of the precautionary or emergency measures, recommendations or orders taken or issued by any person in response to the COVID-19 global pandemic; (M) all other Liabilities of the Company (other than the long-term portion of any capital lease obligations) classified as non-current liabilities in accordance with generally accepted accounting principles; (N) all accrued interest, prepayment premiums or penalties, indemnities, and fees and expenses related to any of the foregoing (including any prepayment premiums payable as a result of the consummation of the transactions contemplated by this Agreement); and (O) all guaranties, endorsements and other contingent obligations of the Company in respect of any of the foregoing liabilities or obligations of any other person, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

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“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.01(p).

“Lead Investor” means REDACTED.

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.01(c).

“Liens” shall mean a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction or adverse claim of a third party.

“Material Adverse Effect” shall have the meaning ascribed to such term in Section 3.01(b).

“Money Laundering Laws” has the meaning ascribed to such term in Section 3.01(hh).

“OID” means 20%.

“Original Principal Amount” means, with respect to any Investor’s Note(s), the amount obtained by dividing: (i) the Subscription Amount for such Note(s) under this Agreement by (ii) 100% less the OID.

“Permitted Additional Debt” means (i) at any time, up to $3,000,000 of post-Closing senior secured Indebtedness (including convertible Indebtedness), provided that such Indebtedness shall not (x) constitute a VRT Transaction or (y) require the payment or prepayment of any principal amount prior to the “Scheduled Maturity Date” identified in the Notes; (ii) from and after the Convertibility Date, additional Notes (“Additional Notes”) with additional Warrants (“Additional Warrants”) issued under this Agreement (subject to the final sentence of this paragraph, in an aggregate Original Principal Amount (with respect to such Additional Notes) not to exceed $3,000,000 less the amount of Indebtedness described in the foregoing clause (i) then outstanding; and (iii) at any time, such additional Indebtedness as shall be approved by the holders of a majority in Original Principal Amount of the Notes then outstanding (including the Lead Investor, if then a holder of any Notes). All Additional Notes shall be substantially in the same form as the Notes issued on the initial Closing Date hereunder except that the “Scheduled Maturity Date” identified therein shall be one year from the Closing Date for such Additional Notes; and all Additional Warrants shall be substantially in the form of the Warrants issued on such initial Closing Date except that the “Termination Date” identified therein shall be five year from the Closing Date for such Additional Warrants.

“Permitted ATM” means any “at-the-market” offering whereby the Company or any Subsidiary sells equity securities at a future determined price (other than standard and customary “preemptive” or “participation” rights).

“Permitted Indebtedness” has the meaning ascribed to such term in Section 3.01(j).

“Permitted Liens” has the meaning ascribed to such term in Section 3.01(o).

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“Prior $1,000,000 Debt” means the senior secured Indebtedness owed to the Chief Executive Officer of the Company and a private investor.

“Prior $1,000,000 Debt Payment Restrictions” has the meaning that no principal payments will be made on the Prior $1,000,000 Debt unless such payment is made on a proportional basis (based on outstanding principal amounts (after giving effect to OID) with substantially simultaneous payments or prepayments of Notes (“Repayment Restrictions”).

“Notes” means the 20% OID Senior Secured Convertible Notes in the form of Appendix A attached hereto issued by the Company to the Investors hereunder.

“Person” means an individual or corporation, partnership, trust, incorporated or un-incorporated association, joint-venture, limited liability company, joint-stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof, in the form of Appendix C attached hereto.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.01(e).

“Required Reserve Amount” means: (A) prior to the Stockholder Approval Date (as defined in Section 4.03), 1,000,000 shares; and (B) from and after the Stockholder Approval Date 400% of the maximum number of Underlying Shares issuable upon conversion or exercise of the Securities then outstanding, as applicable, as of each applicable date of determination (without taking into account any limitations on such conversions or exercises as set forth in the Securities).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Reports” has the meaning ascribed to such term in 3.01(h).

“Securities” means the Notes and the Warrants.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means the Security Agreement, dated as of the date hereof, in the form of Appendix D attached hereto.

“State Securities Laws” means the securities (or “blue sky”) rules, regulations, or other similar laws of a particular state.

“Subscription Amount” means, as to each Investor, the aggregate amount to be paid for Securities purchased hereunder as specified below such Investor’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States Dollars and in immediately available funds.

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“Subsequent Financing” means any securities issuance (other than in an Exempt Issuance or pursuant to any Transaction Document), incurrence of Indebtedness or any other loan or debt or equity financing agreement or arrangement of or for the Company or any Subsidiary that is consummated after the Closing Date.

“Subsidiary” means any direct or indirect subsidiary of the Company as set forth on Section 3.01(a) and shall, where applicable, include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“TA Reservation Letters” means the letters with respect to the reservation of the Required Reserve Amount of Underlying Shares in the form of Appendix E attached hereto executed by the Company, Lead Investor, and the transfer agent of the Common Stock, the first letter to be delivered by the Company to the Transfer Agent to reserve 1,000,000 shares within one (1) business day of Closing, and the second letter to increase the total reserve to four hundred percent (400%) of the maximum aggregate number of Underlying Shares (Notes and Warrants) based on $3.75MM (after OID) be delivered by the Company to the Transfer Agent within one (1) business day of Stockholder Approval. Lead Investor agrees upon request to provide written instructions to the Transfer Agent that Underlying Shares may be taken out of reserve and shall no longer be subject to the terms of the TA Reservation Letters within two (2) Business Days of full repayment or conversion of the Notes.

“Transaction Documents” means this Agreement, the Notes, the Warrants, the Registration Rights Agreement, the Security Agreement, the TA Reservation Letter and all appendices, exhibits and schedules hereto and thereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Warrants” means the Warrants to Purchase Common Stock in the form of Appendix B attached hereto issued by the Company to the Investors hereunder.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants.

“Underlying Shares” means the Conversion Shares and the Warrant Shares.

“VRT Transaction” means any (i) transaction in which the Company or any Subsidiary issues or sells any convertible securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such convertible securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such convertible securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) the entry into any agreement (including, without limitation, an equity line of credit but excluding a Permitted ATM) whereby the Company or any Subsidiary may sell securities at a future determined price (other than standard and customary “preemptive” or “participation” rights).

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ARTICLE II
PURCHASE AND SALE

Section 2.01 Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Investors, severally and not jointly, agree to purchase Securities. At the Closing, the Investors shall deliver, via wire transfer, immediately available funds equal to the Investors’ aggregate Subscription Amounts to the Company and the Company shall issue and deliver to each Investor its Securities. The Company and each Investor shall deliver the other items set forth in Section 2.02 deliverable at the Closing. Upon satisfaction of the conditions set forth in Sections 2.02 and 2.03, the Closing shall occur at the offices of the Company’s counsel, or such other location as the parties shall mutually agree or may be closed remotely by electronic delivery of documents. The Closing Date for any Securities shall be the date indicated on the applicable Investor’s signature page attached hereto as Annex A

Section 2.02 Closing Deliverables.

(a) By Each Investor. On or prior to the Closing Date, each Investor shall deliver or cause to be delivered to the Company the following:

(i)	this Agreement duly executed by such Investor;

(ii)	the Registration Rights Agreement duly executed by such Investor;

(iii)	the Security Agreement duly executed by such Investor, and

(iv)	such Investor’s Subscription Amount by wire transfer to the Company pursuant to the wiring instructions set forth in Section 2.03(c); provided that the Lead Investor shall (a) for the account of the Company, directly pay REDACTED to the Lead Investor’s counsel as provided in Section 5.02 on the Closing Date and directly pay REDACTED to REDACTED as provided in Section 4.02 and (b) deduct such amount from its Subscription Amount otherwise payable to the Company hereunder.

(b) By the Company. On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Investor:

(i)	this Agreement, duly executed by an authorized officer of behalf of the Company;

(ii)	a Note registered in the name of each relevant Investor duly executed by an authorized officer on behalf of the Company and having an Original Principal Amount equal to the amount obtained by dividing: (a) such Investor’s Subscription Amount by (b) 100% minus the OID;

(iii)	a Warrant registered in the name of each relevant Investor duly executed by an authorized officer on behalf of the Company and being initially exercisable for a number of shares of Common Stock (subject to adjustment as provided therein) equal to the amount obtaining by dividing: (a) seventy percent (70%) of the Original Principal Amount of such Investor’s Note(s) by (b) fifty cents ($0.50);

(iv)	the Registration Rights Agreement duly executed by an authorized officer on behalf of the Company;

(v)	the Security Agreement duly executed by an authorized officer on behalf of the Company and each of its Subsidiaries Nebula Genomics, Inc., ProPhase BioPharma, Inc., and TK Supplements, Inc.;

(vi)	the TA Reservation Letter executed and delivered by an authorized offer on behalf of the Company and the transfer agent of the Common Stock;

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(vii)	the Company confirms that the holders of the Prior $1,000,000 Debt have agreed in writing to: (A) the Prior $1,000,000 Debt Repayment Restrictions and (B) the full subordination of the Prior $1,000,000 Debt to the Notes;

(viii)	an officer’s certificate of the Company certifying the Company’s and each of its Subsidiaries party to the Security Agreement: (A) certified certificate of incorporation; (B) good standing certificate in the jurisdiction of its incorporation, subject to a tax payment plan in the case of the Company; (C) bylaws; and (D) resolutions of the Board approving and authorizing the execution, delivery and performance of the Transaction Documents and the transactions contemplated thereby.

Section 2.03 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)	the accuracy in all material respects on the Closing Date of each Investor’s representations and warranties contained herein;

(ii)	all obligations, covenants and agreements of each Investor required to be performed at or prior to the Closing Date shall have been performed; and

(iii)	the delivery by each Investor of the items set forth in Section 2.02(a) of this Agreement.

(b) The respective obligations of the Investors hereunder in connection with the Closing are subject to the following conditions being met (it being understood that the Company may waive any of the conditions for any Closing hereafter):

(i)	the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)	all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed; and

(iii)	the delivery by the Company of the items set forth in Section 2.02(b) of this Agreement; and

(iv)	there shall have been no Material Adverse Effect with respect to the Company since the date hereof.

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(c) The wiring instructions for the Company are as follows:

Bank Name: REDACTED

Bank Address: REDACTED

ABA No.: REDACTED

Account No.: REDACTED

SWIFT/BIC code: REDACTED

Acct. Name: REDACTED

Reference: [Investor Name]

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.01 Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor that, except as set forth in the SEC Reports and/or Disclosure Schedules, the following representations are true and complete as of the date of the date hereof.

(a) Subsidiaries. The Company does not have any direct or indirect subsidiaries other than as set forth in the SEC Reports.

(b) Organization and Qualification. The Company is an entity duly incorporated, validly existing and in good standing under the laws of the State of Delaware, subject to owing a tax balance that has been disclosed and is on a payment plan, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation or default of any of the provisions of its articles of incorporation or bylaws, each, as amended and in effect. A complete and correct copy of the Company’s certificate or articles of incorporation and bylaws, each as amended and in effect on the date of this Agreement and as they will be in effect on the Closing Date, is attached to the officer’s certificate referenced in Section 2.02(b)(ix). There are no other organizational or charter documents of the Company. Each of the Company and its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document; (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company or any of its material assets or lines of business, individually; or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions, (ii) conditions generally affecting the industry in which the Company or any Subsidiary operates, (iii) any changes in financial or securities markets in general, (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof, (v) any pandemic, epidemics or human health crises (including COVID-19), (vi) any changes in applicable laws or accounting rules, (vii) the announcement, pendency or completion of the transactions contemplated by the Transaction Documents, or (viii) any action required or permitted by the Transaction Documents or any action taken (or omitted to be taken) with the written consent of or at the written request of the Investors holding a majority in Original Principal Amount of the Notes then outstanding (including the Lead Investor, if then a holder of any Notes).

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(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board or the Company’s stockholders (except as provided in Section 4.03) in connection therewith other than in connection with the Required Approvals. Each Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents to which it is a party, the issuance and sale of the Securities, the issuance of the Underlying Shares in accordance with the provisions of the Transaction Documents, and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate of incorporation, bylaws or other organizational or charter documents; (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company (other than pursuant to the Security Agreement), or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected; or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and State Securities Laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) such consents, waivers, or authorizations as have been obtained before the Closing; and (ii) the filing of Form D with the Commission and such filings as are required to be made under applicable State Securities Laws (collectively, the “Required Approvals”).

(f) Issuance of the Securities. The Securities are duly authorized and, when issued and/or paid for in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens other than restrictions on transfer provided for in the Transaction Documents. The Underlying Shares, when issued in accordance with the terms of the terms of the Securities, will be validly issued, fully paid and nonassessable, free and clear of all Liens other than restrictions on transfer provided for herein or therein.

(g) Capitalization. The capitalization of the Company is as set forth in the most recent SEC Reports. Since the date of the most recently filed SEC Report, other than as disclosed in Form D, filed on July 7, 2025, the Company has not issued any Common Stock, Common Stock Equivalents or other equity interests (other than Exempt Issuances) or (without duplication) pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed SEC Report. Except in instances where valid waivers have been obtained, no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth in the SEC Reports, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any Common Stock or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional Common Stock or Common Stock Equivalents or capital stock of any Subsidiary. The issuance and sale of the Securities and Underlying Shares will not obligate the Company or any Subsidiary to issue Common Stock or other securities to any Person (other than holders of Securities) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except for the Required Approvals, as provided in Section 4.03, and waivers that have heretofore been obtained, no further approval or authorization of any stockholder, the Board or others is required for the issuance and sale of the Securities and Underlying Shares. There are no stockholder agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

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(h) SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments.

(i) Undisclosed Liabilities. Each of the Company and its Subsidiaries has no material liability, Indebtedness, obligation, expense, claim, deficiency or guaranty of any type, whether accrued, absolute, contingent, matured, unmatured or otherwise, required to be reflected in financial statements in accordance with GAAP, which individually or in the aggregate: (A) has not been reflected in the latest balance sheet included in the financial statements referenced hereinabove; or (B) has not arisen: (i) in the ordinary course of business, consistent with past practices, since the date of the latest balance sheet included in such financial statements in an amount that does not exceed $25,000 in any one case or $50,000 in the aggregate, (ii) pursuant to or in connection with this Agreement or other Transaction Document, or (c) are executory performance obligations to be performed after the date hereof in the ordinary course of business pursuant to agreement(s) entered into in the ordinary course of business, consistent with past practices. Each of the Company and its Subsidiaries is not in default with respect to any Indebtedness.

(j) Material Changes. Since the date of the latest financial statements included in the SEC Reports: (A) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect; (B) neither the Company nor any of its Subsidiaries has incurred any Indebtedness or other liabilities (contingent or otherwise) other than (i) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, (ii) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP, and (iii) Permitted Additional Debt (collectively, “Permitted Indebtedness”); (C) the Company has not altered their method of accounting; (D) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock except; and (E) the Company and its Subsidiaries have not issued any equity securities except in favor of an officer, director or consultant pursuant to an existing Company equity incentive plans.

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(k) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, or any of their respective properties or assets, before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which: (A) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents; or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. None of the Company, any of its Subsidiaries or any director or officer thereof, is or has been the subject of any Action involving: (x) a claim of violation of or liability under the Securities Act, the Exchange Act, FINRA rules or any State Securities Laws; (y) breach of fiduciary duty; or (z) fraud (statutory or common law), embezzlement, misappropriation or conversion of property or rights, or any other crime involving deceit.

(l) Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company or any of its Subsidiaries which could reasonably be expected to result in a Material Adverse Effect. None of the employees of the Company or any of its Subsidiaries is a member of a union that relates to such employee’s relationship with the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement. The Company believes that its relationships with its employees are good. No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non- competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. To the best of the Company’s knowledge, the Company and each of its Subsidiaries is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(m) Compliance. Except as disclosed set forth in the SEC Reports, each of the Company and its Subsidiaries (i) is neither in default under nor in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived); (ii) is not in violation of any order of any court, arbitrator or governmental body; and (iii) is not and has not been in material violation of any statute, law, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment.

(n) Regulatory Permits. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and the Company has not received any notice of proceedings relating to the revocation or modification of any Material Permit.

(o) Title to Assets. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title in all personal property owned by it that, in each case, is material to the business of the Company and its Subsidiaries, in each case free and clear of all Liens, except for the Liens that the Company is aware of and has disclosed on Schedule 3.01(o) (collectively, “Permitted Liens”): (i) Permitted Liens (as such term is defined in the Security Agreement); and (ii) Liens disclosed in the SEC Reports that do not materially and adversely interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries. Any real property and facilities held under lease by the Company or a Subsidiary is held by it under valid, subsisting and enforceable leases with which the Company or such Subsidiary (as applicable) are in compliance. For any known or unknown UCC financing statement(s) that currently exist naming the Company as “Debtor”, the Company cannot increase its Indebtedness to the party named as the “Secured Party in such UCC financing statement(s). The existence of any unknown UCC is not an Event of Default; provided that RDM files a UCC-3 Amendment, Assignment, Continuation, or Termination of a Financing Statement.

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(p) Patents and Trademarks. (i) The Company and/or a Subsidiary thereof has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as necessary or material for use in connection with its business and which the failure to so have could reasonably be expected to have a Material Adverse Effect (collectively, the “Intellectual Property Rights”); (ii) the Company has not received a notice (written or otherwise) that any of the Intellectual Property Rights violates or infringes upon the intellectual property rights of any other Person; (iii) all Intellectual Property Rights are enforceable by the Company and/or a Subsidiary thereof, and there is no existing infringement by any other Person of any of the Intellectual Property Rights, except where the failure to be so enforceable or for such infringements as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iv) the Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of such Intellectual Property Rights, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q) Transactions with Officers, Directors and Employees. None of the officers or directors of the Company or any of its Subsidiaries and, to the knowledge of the Company, none of the employees of the Company or any of its Subsidiaries, is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, any such officer, director or employee or, to the knowledge of the Company, any entity in which any such officer, director or employee has a substantial interest or is an officer, director, trustee, member or partner, in each case other than for: (x) payment of salary or fees for services rendered; (y) reimbursement for expenses incurred on behalf of the Company; and (z) other employee benefits, including stock option agreements under any stock option plan of the Company.

(r) Intentionally Omitted.

(q) Private Placement. Assuming the accuracy of the Investors’ representations and warranties set forth in Section 3.02, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Investors as contemplated hereby.

(r) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities will not be or be an Affiliate of, an ‘investment company’ within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not be an “investment company” subject to registration under such Act.

(s) Registration Rights. Other than pursuant to the Transaction Documents, no Person has any right to demand the Company to file a registration statement under the Securities Act covering the sale of any securities of the Company.

(t) Disclosure. Except with respect to: (i) the material terms and conditions of the transactions contemplated by the Transaction Documents; and (ii) information given to the Investors, if any, which the Company hereby confirms will not constitute material non-public information, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Investors or their respective agents or counsel with any information that it believes constitutes or might constitute material, nonpublic information. The Company understands and confirms that the Investors will rely on the foregoing representation in effecting transactions in securities of the Company. All disclosure furnished by or on behalf of the Company to the Investors regarding the Company, its business and the transactions contemplated hereby, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

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(u) No Integrated Offering. Assuming the accuracy of the Investors’ representations and warranties set forth in Section 3.02, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act which would require the registration of any such securities under the Securities Act.

(v) Solvency. Based on the consolidated financial condition of the Company as of the Closing Date after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder: (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company will not, after the Closing Date, incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). Except as disclosed in the SEC Reports, the Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date.

(w) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries have filed all federal, state and foreign income and franchise tax returns and have paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any of its Subsidiaries.

(x) No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Securities or Underlying Shares by any form of general solicitation or general advertising. The Company has offered the Securities and Underlying Shares for sale only to the Investors and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(y) Insurance. The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company reasonably believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. The Company has never been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it will not be able to renew all existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers.

(z) Acknowledgment Regarding Investors’ Purchase of Securities. The Company acknowledges and agrees that each of the Investors is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Investor is acting as a financial adviser or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Investor or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Investors’ purchase of the Securities. The Company further represents to each Investor that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(aa) No Disqualification Events. With respect to Securities to be offered and sold hereunder in reliance on Rule 506(b) under the Securities Act (“Regulation D Securities”), none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of twenty percent (20%) or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the ‘Bad Actor’ disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Investors a copy of any disclosures provided thereunder.

(bb) Other Covered Persons. The Company is not aware of any person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Regulation D Securities.

(cc) Notice of Disqualification Events. The Company will notify the Investors in writing, prior to the Closing Date of: (i) any Disqualification Event relating to any Issuer Covered Person; and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

(dd) Foreign Corrupt Practices. Neither the Company, any of its Subsidiaries nor, to the knowledge of the Company, no agent or other person acting on behalf of the Company or any of its Subsidiaries, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds; (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law; or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act.

(ee) Office of Foreign Assets Control. Neither the Company, any of its Subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee or Affiliate of the Company or any of its Subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(ff) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon an Investor’s request.

(gg) Bank Holding Company Act. Neither the Company nor any of its Affiliates is subject to the Bank Holding Company Act of 1956, as amended (“BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (“Federal Reserve”). Neither the Company nor any of its Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(hh) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ii) Representations. The representations and warranties of the Company contained in this Agreement, and the certificate(s) furnished or to be furnished to the Investors at the Closing, when taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Company acknowledges and agrees that the representations contained in Section 3.02 shall not modify, amend or affect such Investor’s right to rely on the Company’s representations and warranties contained in this section 3.01 or elsewhere in this Agreement or any representations and warranties contained in any other Transaction Document, or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby.

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Section 3.02 Representations and Warranties of the Investors.

Each Investor, for itself and for no other Investor, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) Authority; Organization. Such Investor has full power and authority (and, if such Investor is an individual, the capacity) to enter into this Agreement and to perform all obligations required to be performed by it hereunder. If an entity, such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Investor of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate or similar action on the part of such Investor. Each Transaction Document to which it is a party has been duly executed by such Investor, and when delivered by such Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Own Account. Such Investor understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable State Securities Law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities, any Underlying Shares or any part thereof in violation of the Securities Act or any applicable State Securities Law, has no present intention of distributing any of the Securities or Underlying Shares in violation of the Securities Act or any applicable State Securities Law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of the same in violation of the Securities Act or any applicable State Securities Law (it being understood that this representation and warranty not limiting such Investor’s right to sell the Securities and Underlying Shares in compliance with applicable federal and State Securities Laws). Such Investor is acquiring the Securities hereunder in the ordinary course of its business for its own account.

(c) Non-Transferrable. Such Investor agrees: (i) that the Investor will not sell, assign, pledge, give, transfer or otherwise dispose of the Securities or Underlying Shares or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to a registration of the Securities under the Securities Act and all applicable State Securities Laws, or in a transaction which is exempt from the registration provisions of the Securities Act and all applicable State Securities Laws, (ii) that the certificates representing the Securities and Underlying Shares will bear a legend making reference to the foregoing restrictions, and (iii) that the Company and its Affiliates shall not be required to give effect to any purported transfer of Securities or Underlying Shares except upon compliance with the foregoing restrictions.

(d) Investor Status. Such Investor is an “accredited investor” as defined in Rule 501(a) under Regulation D of the Securities Act. The undersigned agrees to furnish any additional information requested by the Company or any of its Affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Securities. Any information that has been furnished or that will be furnished by the undersigned to evidence its status as an accredited investor is accurate and complete, and does not contain any misrepresentation or material omission.

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(e) Experience of Such Investor. Such Investor, either alone or together with its representatives, has such knowledge, sophistication, and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Investor is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(f) No Trading Market. Such Investor acknowledges that there is currently no trading market for the Securities and that none is expected to develop.

(g) General Solicitation. Such Investor undersigned acknowledges that neither the Company nor any other person offered to sell the Securities to it by means of any form of general solicitation or advertising, including, but not limited to: (i) any advertisement, article, notice, or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

(h) Confidentiality. Other than to other Persons party to this Agreement and its advisors who have agreed to keep information confidential or have a fiduciary obligation to keep such information confidential, such Investor has maintained the confidentiality of all disclosures made to it in connection with the transaction (including the existence and terms of this transaction).

(i) Foreign Investor. If such Investor is not a United States person, such Investor represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including: (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. The Investor further represents that its payment for, and its continued beneficial ownership of the Securities, will not violate any applicable securities or other laws of its jurisdiction.

(j) Information from Company. Such Investor and its investment managers, if any, have been afforded the opportunity to obtain any information necessary to verify the accuracy of any representations or information presented by the Company in this Agreement and have had all inquiries to the Company answered, and have been furnished all requested materials, relating to the Company and the Offering and sale of the Securities and anything set forth in the Transaction Documents. Neither the Investor nor the Investor’s investment managers, if any, have been furnished any offering literature by the Company or any of its Affiliates, associates, or agents other than the Transaction Documents, and the agreements referenced therein.

(k) Short Sale Limitation. Each Investor covenants and agrees that, for so long as such Investor holds any Notes, Warrants, or other securities convertible into or exercisable for shares of Common Stock of the Company, neither such Investor nor any of its Affiliates shall, at any time, maintain a net short position (whether through direct short sales, synthetic positions using derivatives, or otherwise) in excess of 4.99% of the Company’s aggregate outstanding shares of Common Stock, as calculated on a fully diluted basis. For the purposes of this provision, “net short position” means the excess of the number of shares of Common Stock that such Investor and its Affiliates have sold short over the number of shares they beneficially own and may convert or exercise, as determined in accordance with Regulation SHO under the Exchange Act and the Listing Rules of the Nasdaq Capital Market.

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(l) Speculative Nature of Investment; Risk Factors. SUCH INVESTOR UNDERSTANDS THAT AN INVESTMENT IN THE SECURITIES INVOLVES A HIGH DEGREE OF RISK. Such Investor acknowledges that: (i) any projections, forecasts or estimates as may have been provided to the Investor are purely speculative and cannot be relied upon to indicate actual results that may be obtained through this investment; any such projections, forecasts and estimates are based upon assumptions which are subject to change and which are beyond the control of the Company or its management, (ii) the tax effects which may be expected by this investment are not susceptible to absolute prediction, and new developments and rules of the Internal Revenue Service, audit adjustment, court decisions or legislative changes may have an adverse effect on one or more of the tax consequences of this investment, and (iii) the Investor has been advised to consult with his own advisor regarding legal matters and tax consequences involving this investment. The Investor represents that the Investor’s investment objective is speculative in that the Investor seeks the maximum total return through an investment in a broad spectrum of securities, which involves a higher degree of risk than other investment styles and therefore the Investor’s risk exposure is also speculative. The Securities offered hereby are highly speculative and involve a high degree of risk and Investor should only purchase these securities if Investor can afford to lose their entire investment.

(m) Money Laundering. If an entity, the operations of such Investor are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Money Laundering Laws, and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

The Company acknowledges and agrees that the representations contained in Section 3.02 shall not modify, amend or affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

ARTICLE IV

OTHER AGREEMENTS OF THE PARTIES

Section 4.01 Transfer Restrictions.

(a) The Securities and Underlying Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities or Underlying Shares other than pursuant to an effective registration statement or Rule 144, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor to the effect that such transfer does not require registration of such transferred Securities or Underlying Shares under the Securities Act.

(b) The Investors agree to the imprinting, so long as is required by this Section 4.01, of a legend on any of the Securities and Underlying Shares in the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES [INTO/FOR] WHICH THIS SECURITY IS [CONVERTIBLE/EXERCISABLE] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

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(c) Upon the Investor’s request in connection with a proposed sale of Underlying Shares pursuant to Rule 144 and if the Company reasonably determines it is so required, upon receipt of customary documentation from Investor’s broker (if the Underlying Shares are sold in brokers transactions), the Company shall, at its own cost and effort, retain legal counsel to provide an opinion letter to the Company’s transfer agent opining that the Underlying Shares may be resold without registration under the Securities Act, pursuant to Rule 144, promulgated thereunder, so long as the requirements of Rule 144 are met for any Underlying Shares to be resold thereunder. The Company shall arrange for any such opinion letter to be provided not later than two (2) Business Days after the date of delivery to and receipt by the Company of a written request by any Investor together with (if required in order to render the opinion) any broker’s representation letter of other customary documentation reasonably requested by the Company evidencing compliance with Rule 144 (the “Legend Removal Date”), and such opinion letter may be a “blanket” opinion letter covering Underlying Shares held by more than one Investor (if applicable to more than one Investor).

(d) Each Investor, severally and not jointly with the other Investors, agrees that such Investor will sell Securities and Underlying Shares only pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities or Underlying Shares are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.01 is predicated upon the Company’s reliance upon this understanding.

Section 4.02 Use of Proceeds. The Company: (i) may use the proceeds from the sale of the Securities for working capital and general corporate purposes, and (ii) shall use proceeds to pay off RDM to have RDM file a UCC-3 Amendment, Assignment, Continuation, or Termination of a Financing Statement.

Section 4.03 Stockholder Approval. From and after the date hereof the Company shall use its best efforts to either (x) if the Company shall have obtained the prior written consent of the requisite stockholders (the “Stockholder Consent”) to obtain the Stockholder Approval (as defined below), inform the stockholders of the Company of the receipt of the Stockholder Consent by preparing and filing with the SEC an information statement with respect thereto distributed to the Company’s Stockholders not less than twenty (20) days prior to the Stockholder Approval Deadline (as hereinafter defined) or (y) provide each stockholder entitled to vote at a special meeting of stockholders of the Company (which may also be at the annual meeting of stockholders) (the “Stockholder Meeting”), which shall be promptly called and held not later than September 18, 2025 (the “Stockholder Approval Deadline”), a proxy statement or information statement (as applicable). The proxy statement, if any, shall solicit each of the Company’s stockholder’s affirmative vote at the Stockholder Meeting for approval of resolutions (“Stockholder Resolutions”) providing for (i) the issuance of all of the Underlying Shares in excess of 19.99% of the number of the Company’s issued and outstanding shares of Common Stock at a price less than the minimum price required by the Company’s current Trading Market, in compliance with the rules and regulations of such Trading Market (without regard to any limitation on conversion or exercise thereof), and (ii) authorization to increase the authorized Common Stock of the Company to ensure that the number of authorized shares is sufficient to meet the Required Reserve Amount (such affirmative approval being referred to herein as the “Stockholder Approval”, and the date such Stockholder Approval is obtained, the “Stockholder Approval Date”), and, in the case of a Stockholder Meeting, the Company shall use its best efforts to solicit its stockholders’ approval of such resolutions and to cause the Board to recommend to the stockholders that they approve such resolutions. The Company shall be obligated to seek to obtain the Stockholder Approval by the Stockholder Approval Deadline. If the Stockholder Approval is not obtained on or prior to the Stockholder Approval Deadline: (i) the Company shall cause an additional Stockholder Meeting to be held on or prior to the thirtieth (30th) calendar day following the failure to obtain Stockholder Approval, and (ii) shall thereafter (if necessary) cause repeated and further additional Stockholder Meetings to be held on successive 30-day intervals following the failure to obtain Stockholder Approval until Stockholder Approval is obtained. Until Stockholder Approval is obtained, the Company shall not issue shares in excess of 19.99% of the Company’s outstanding Common Stock at a per share price less than the minimum price required by the Company’s current principal Trading Market.

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Section 4.04 Reservation of Shares.

(a) Within one (1) Business Day of Stockholder Approval, and so long as any of the Securities remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than the Required Reserve Amount of shares of Common Stock; provided that at no time shall the number of shares of Common Stock reserved pursuant to this Section 4.04 be reduced other than proportionally in connection with any conversion, exercise and/or payment as applicable, of Securities. If at any time after the Stockholder Approval Deadline the number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet the Required Reserve Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations pursuant to the Transaction Documents, in the case of an insufficient number of authorized shares, obtain stockholder approval of an increase in such authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Required Reserve Amount.

(b) Insufficient Authorized Shares. Notwithstanding Section 4.04(a), and not in limitation thereof, if at any time after the Stockholder Approval Deadline while any of the Securities remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion or exercise of the Securities at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Notes then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized Common Stock and to cause the Board to recommend to the stockholders that they approve such proposal. On or after November 18, 2025, in the event that the Company is prohibited from issuing shares of Common Stock pursuant to the terms of the Securities due to the failure by the Company to have sufficient shares of Common Stock available out of the authorized but unissued shares of Common Stock (such unavailable number of shares of Common Stock, the “Authorized Failure Shares”), in lieu of delivering such Authorized Failure Shares to the Holder, the Company shall pay cash in exchange for the redemption of such portion of the Conversion Amount of Notes (as defined therein) converted and/or Exercise Price of Warrants (as defined therein) exercised (as applicable) in such Authorized Failure Shares at a price equal to the product of (1) 150% and (2) the sum of: (i) the product of (x) such number of Authorized Failure Shares and (y) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date the Holder delivers the applicable notice(s) of conversion and/or exercise (as applicable) with respect to such Authorized Failure Shares to the Company and ending on the date of such issuance and payment under this Section 4.04(b); and (ii) to the extent the Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Purchaser of Authorized Failure Shares, any brokerage commissions and other out-of-pocket expenses, if any, of the Holder incurred in connection therewith. Nothing contained in Section 4.04(a) or this Section 4.04(b) shall limit any obligations of the Company under any provision of the Transaction Documents. For purposes of the foregoing “Closing Sale Price” means, for any security as of any date, the last closing trade price, for such security on the principal Trading Market (or other market) therefor, as reported by Bloomberg, or, if such Trading Market (or other market) begins to operate on an extended hours basis and does not designate the closing trade price then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if such principal Trading Market (or other market) is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the ask prices of any market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices). If the Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Lead Investor. All such determinations shall be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such period.

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Section 4.05 Mandatory Paydown of Notes.

(a) Subsequent Financing. Upon the consummation by the Company or any of its Subsidiaries of any Subsequent Financing (other than a Permitted ATM or other Permitted Additional Debt) while any Notes remain outstanding, the Lead Investor may require that the Company shall utilize and apply one hundred percent (100%) of the net cash proceeds thereof to the payment or prepayment of the Premium Amount of the Notes (as defined therein).

(b) Permitted ATM. Upon the consummation by the Company or any of its Subsidiaries of any Permitted ATM while any Notes remain outstanding, the Lead Investor may require that the Company shall utilize and apply up to twenty-five percent (25%) of the net cash proceeds thereof to the payment or prepayment of the Premium Amount of the Notes (as defined therein).

(c) Asset Sales. Upon the consummation by the Company or any of its Subsidiaries of any Asset Sale while any Notes remain outstanding, the Lead Investor may require that the Company shall utilize and apply one hundred percent (100%) of the net cash proceeds thereof to the payment or prepayment of the Payment Amount of the Notes.

(d) Pro Rata Payments. All net cash proceeds required by the Lead Investor to be applied to the payment or prepayment of Notes shall be offered and paid to all Investors holding Notes who wish to accept such payment or prepayment pro rata in proportion to the respective Original Principal Amounts of their respective Notes.

Section 4.06 Most-Favored Nations. So long as any obligations of the Company under the Transaction Documents are outstanding, upon any issuance of (or announcement of intent to effect an issuance of) any security or amendment to (or the Company’s announcement of intent to effect an amendment to) any security that was originally issued before the date hereof by the Company or any Subsidiary, with any term that the Lead Investor reasonably believes is more favorable to the purchaser(s) of such security than to the Investors under the Transaction Documents, or with a term in favor of the purchaser(s) of such security that the Lead Investor reasonably believes was not similarly provided to the Investors under the Transaction Documents, then: (i) the Company shall notify the Investors of such additional or more favorable term within three (3) Business Days of the issuance and/or amendment (as applicable) of the respective security; and (ii) such term, at each Investor’s option, shall become a part of the Transaction Documents with such Investor(s) (regardless of whether the Company complied with the notification provision of this Section 4.06). The types of terms contained in another security that may be more favorable to the purchaser(s) of such security include, but are not limited to, terms addressing conversion price, discounts and adjustments thereof, prepayment rate, conversion lookback periods, interest rates, original issue discounts, stock sale price, private placement price per share, commitment shares, warrant coverage and warrant exercise price. If any Investor elects to have the term become a part of the Transaction Documents with such Investor, then the Company shall immediately deliver acknowledgment of such adjustment in form and substance reasonably satisfactory to such Investor (the “Acknowledgment”) within three (3) business days of Company’s receipt of request from Purchaser (the “Adjustment Deadline”), provided that Company’s failure to timely provide the Acknowledgement shall not affect the automatic amendments contemplated hereby. Notwithstanding the foregoing, if and whenever on or after the date of this Agreement the Company grants, issues or sells (or enters into any agreement to grant, issue or sell), or in accordance with this Section 4.06 is deemed to have granted, issued or sold, any shares of Common Stock (including the granting, issuance or sale of shares of Common Stock owned or held by or for the account of the Company, issued or sold or deemed to have been granted, issued or sold) for a consideration per share (the “New Issuance Price”) less than a price equal to the Conversion Price and/or Exercise Price in effect immediately prior to such granting, issuance or sale or deemed granting, issuance or sale (such Conversion Price then in effect is referred to herein as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then, immediately after such Dilutive Issuance, the Conversion Price and/or Exercise Price (as applicable) then in effect shall be reduced to an amount equal to the New Issuance Price.

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Section 4.07. Rollover Rights. So long as any Note is outstanding, if the Company completes any single public offering or private placement of its equity, equity-linked or debt securities (each, a “Future Transaction”), the each Investor may, in its sole discretion, elect to apply as purchase consideration for such Future Transaction: (i) all, or any portion, of the then Premium Amount of such Investor’s Note(s), and (ii) any Warrants and other securities of the Company then held by such Investor, at their fair value (the “Rollover Rights”). The Company shall give written notice to the Investors, but in no event less than fifteen (15) days before the anticipated closing date of such Future Transaction. Each Investor may exercise its Rollover Rights by providing the Company written notice of such exercise within five (5) Business Days before the closing of the Future Transaction. In the event that any Investor exercises its Rollover Rights, then such elected portion with respect to (i) and (ii) above, shall automatically convert into the corresponding securities issued in such Future Transaction under the terms of such Future Transaction, such that the Purchaser will receive all securities (including, without limitation, any warrants) issuable under the Future Transaction.

Section 4.08. Rights of First Refusal.

(a) Additional Notes. Investors holding outstanding Notes shall have a pro rata right of first refusal on the purchase of Additional Notes, if any are or are to be issued, on the same terms, any Additional Notes that the Company proposes to issue. The Company shall provide written notice by email to the email address in the Notice Provision, Section 5.04, to each Investor of the proposed issuance of Additional Notes, which notice shall include all material terms of the proposed issuance. Each Investor shall have five (5) business days from receipt of such notice to respond in writing to exercise its right to purchase all or a portion of such Additional Notes. Failure of an Investor to respond within such five (5) business day period shall constitute a waiver of such Investor’s right of first refusal with respect to such issuance only. If the Investors, collectively, elect to purchase more than the total amount of Additional Notes offered, then each participating Investor shall be allocated a pro rata portion of the Additional Notes based on the then outstanding Original Principal Amount of Notes held by such Investor relative to the then outstanding Original Principal Amount of Notes held by all participating Investors (or as otherwise mutually agreed among the participating Investors).

(b) Equity Line of Credit. In addition, the Lead Investor will have the right of first refusal on providing to the Company any equity line of credit for the period commencing on the Closing Date and ending on the later of (i) the first anniversary of the Closing Date (ii) the first date on which no Notes remain outstanding The Company shall provide written notice by email to the Lead Investor to the email address in the Notice Provision, Section 5.04 of any proposed equity line of credit facility, which notice shall include all material terms of the proposed facility. The Lead Investor shall have five (5) business days from receipt of such notice to respond in writing to exercise its right to provide such equity line of credit. Failure of the Lead Investor to respond within such five (5) business day period shall constitute a waiver of the Lead Investor’s right of first refusal with respect to such equity line of credit facility only. The Company shall not establish an equity line of credit with any third party on terms more favorable than those offered to the Lead Investor.

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Section 4.09 Acknowledgment of Dilution. The Company acknowledges that the issuance of the Underlying Shares may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Underlying Shares pursuant to the Securities, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Investor and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

Section 4.10 Registration Rights and Security Agreements. The Company shall cause the Registration Rights Agreement and Security Agreement to remain in full force and effect and the Company shall comply in all material respects with the terms thereof.

Section 4.11 Integration. The Company shall not sell, offer for sale, or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities to the Investors in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investors.

Section 4.12 Publicity. The Company and each Investor shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Investor shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company with respect to any press release of any Investor, or without the prior consent of each Investor with respect to any press release of the Company mentioning such Investor, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.

Section 4.13 Indemnification of Investors. The Company shall indemnify, reimburse and hold harmless the Investors and their respective partners, members, stockholders, officers, directors, employees and agents (and any other persons with other titles that have similar functions) (collectively, “Indemnitees”) from and against any and all losses, claims, liabilities, damages, penalties, suits, costs and expenses, of any kind or nature, (including fees relating to the cost of investigating and defending any of the foregoing) imposed on, incurred by or asserted against such Indemnitee in any way related to or arising from or alleged to arise from: (i) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents and (ii) any action instituted against such Indemnitee in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Indemnitee, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Indemnitee’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Indemnitee may have with any such stockholder or any violations by such Indemnitee of state or federal securities laws or any conduct by such Indemnitee which results from the gross negligence or willful misconduct of the Indemnitee as determined by a final, non-appealable decision of a court of competent jurisdiction).

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Section 4.14 Keystone ELOC. As long as any Warrants remain outstanding, unless the holder(s) of a majority of the then outstanding Warrants (including the Lead Investor, if it then holds any Warrants) shall have otherwise given their prior written consent, the Company shall not, directly or indirectly, draw on or otherwise utilize its existing Equity Line of Credit with Keystone Capital Partners, LLC.

Section 4.15. If the Company has now or in the future forms or has any Subsidiary not a party to the Security with $1.00 or more in assets, such Subsidiary shall promptly provide notice thereof to the Lead Investor, execute and deliver to the Secured Parties the Security Agreement and one or more UCC financing statements that shall be filed against such Subsidiary.

Section 4.16. Participation in Subsequent Financings. The Company shall permit Investors holding outstanding Notes to participate (on a pro rata basis in proportion to the respective Original Principal Amount of Notes) in fifty percent (50%) of each Subsequent Financing (other than a Future Transaction, as defined in Section 4.07), and the Company shall apply all or any part of the Payment Amount (or, if an Event of Default shall have previously occurred under the Notes, the Premium Amount), as determined by each participating Investor, that would otherwise be payable to such Investor under its Note(s) on a dollar-for-dollar basis against the purchase price of the securities or Indebtedness to be purchased by investors in such Subsequent Placement.

ARTICLE V

MISCELLANEOUS

Section 5.01 Termination. This Agreement may be terminated by any Investor, as to such Investor’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Investors, by written notice to the other parties, if the Closing has not been consummated for such Investor within five (5) Business Days of its execution of this Agreement; provided, however, that such termination will not affect the right of any party to sue for any breach by the other party (or parties).

Section 5.02 Fees and Expenses. Except as provided in this Section 5.02, the Company and the Investors shall bear their own expenses incurred in connection with its negotiation, preparation, execution, delivery and performance of the Transaction Documents, including, without limitation, reasonable attorneys’ and consultants’ fees and expenses, transfer agent fees, fees for stock quotation services, fees relating to any amendments or modifications of the Transaction Documents or any consents or waivers of provisions in the Transaction Documents, fees for the preparation of opinions of counsel, escrow fees, and costs of restructuring the transactions contemplated by the Transaction Documents. The Company shall bear (as provided in Section 2.02(a)(iv)) $50,000 for the fees and expenses of the Lead Investor’s counsel in connection with the negotiation, preparation, execution, delivery and performance of the Transaction Documents, payable as a holdback of $50,000 out of the Closing.

Section 5.03 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

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Section 5.04 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by or email:

if to an Investor:

To the address set forth on such Investor’s signature page hereto;

with a copy (that shall not constitute notice) to:

REDACTED

if to the Company:

ProPhase Labs, Inc.

626 RXR Plaza, 6th Floor

Uniondale, New York 11556

Attn: Ted Karkus, CEO

Email: karkus@prophaselabs.com

with a copy (that shall not constitute notice) to:

REDACTED

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

Section 5.05 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented, or amended except in a written instrument signed, in the case of an amendment, by the Company and the Investors holding at least a majority in Original Principal Amount of the Notes then outstanding (including the Lead Investor, if then a holder of any Notes) or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

Section 5.06 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Investor (other than by merger). Any Investor may assign any or all of its rights under this Agreement to any Person to whom such Investor assigns or transfers any Securities, provided that such transfer complies with all applicable federal and State Securities Laws and that such transferee agrees in writing with the Company to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Investors.”

Section 5.07 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

Section 5.08 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, stockholders, employees or agents) shall be commenced exclusively by arbitration be administered by Mediation and Civil Arbitration, Inc. d/b/a RapidRuling (www.rapidruling.com) in accordance with its Commercial Arbitration Rules effective at the time a claim is made, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Arbitrators shall be appointed by RapidRuling. The place of arbitration shall be Wilmington, Delaware, and any hearing shall be held via video or telephone conference. The parties hereto agree that no objection shall be taken to the decision, order or award of the tribunal following any such hearing on the basis that the hearing was held by video or telephone conference. The parties hereto consent to electronic service of process, with service to be made to the following email addresses the Company: karkus@prophaselabs.com, with a copy to REDACTED, and Lead Investor: REDACTED. All such service of process may come from the opposing party’s email listed here, efile@rapidruling.com. The parties hereto shall list all said email addresses as “safe senders” (or other whitelist) and are responsible to check their “SPAM” and “junk” type incoming messages on a daily basis. In any such arbitration award, the arbitrator shall require the breaching party (if any), as finally determined by the arbitrator, to pay the non-breaching Party’s costs and expenses (including such nonbreaching party’s reasonable attorneys’ fees, arbitration costs, court costs, and other expenses) associated with enforcing the Agreement and collecting any judgment related thereto. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

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Section 5.09 No Broker-Dealer Acknowledgement. Absent a final adjudication from a court of competent jurisdiction stating otherwise, so long as any obligation of the Company under the Notes or any other Transaction Documents is outstanding, the Company shall not state, claim, allege, or in any way assert to any person, institution or entity, that any Investor is currently, or ever has been, a broker-dealer under the Exchange Act.

Section 5.10 Opportunity to Consult with Counsel. The Company and the Investors each represents and acknowledges that it has been provided with the opportunity to discuss and review the terms of the Notes and the other Transaction Documents with its counsel before signing it and that it is freely and voluntarily signing the Transaction Documents in exchange for the benefits provided herein. In light of this, each of the Company and the Investors will not contest the validity of Transaction Documents and the transactions contemplated therein. Each of the Company and the Investors further represents and acknowledges that it has been provided a reasonable period of time within which to review the terms of the Transaction Documents.

Section 5.11 Non-Circumvention. The Company covenants and agrees that it will not, by amendment of its certificate of formation, certificate of incorporation, operating agreement, or bylaws (collectively the “Corporate Governance Documents”), or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Notes or any other Transaction Document, and will at all times in good faith carry out all the provisions thereof take all action as may be required to protect the rights of the Investors. Without limiting the generality of the foregoing, the Company: (i) shall not increase the par value of the Underlying Shares above the Conversion Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Common Stock upon the conversion of the Notes and exercise of the Warrants and (iii) shall be prohibited from amending its Corporate Governance Documents in any way to reduce authorized shares or from reducing the share reserve amount at the transfer agent.

Section 5.12 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

Section 5.13 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by email delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page was an original thereof.

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Section 5.14 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

Section 5.15 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Investor exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that in the case of a rescission of a conversion of a Note, the Investor shall be required to return any shares of Common Stock subject to any such rescinded conversion or exercise notice.

Section 5.16 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

Section 5.17 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to seek specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

Section 5.18 Payment Set Aside. To the extent that the Company makes a payment or payments to any Investor pursuant to any Transaction Document or an Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 5.19 Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance or non-performance of the obligations of any other Investor under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture, or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. Each Investor has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents. The Company has elected to provide all Investors with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Investors.

Section 5.20 Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

Section 5.21 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

Section 5.22 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date below.

PROPHASE LABS, INC.

By:
Name:	Ted Karkus
Title:	Chief Executive Officer

INVESTORS:

The Investors executing the Signature Page in the form attached hereto as Annex A-1 or Annex A-2 and delivering the same to the Company or its agents shall be deemed to have executed this Agreement and agreed to the terms hereof.

Annex A-1

Securities Purchase Agreement Investor Counterpart Signature Page

The undersigned, desiring to: (i) enter into this Securities Purchase Agreement dated as of July 22, 2025 (the “Agreement”), with the undersigned, ProPhase Labs, Inc., a Delaware corporation (the “Company”), in or substantially in the form furnished to the undersigned and (ii) purchase the Securities as set forth below, hereby agrees to purchase such Securities from the Company as of the Closing and further agrees to join the Agreement as a party thereto, with all the rights and privileges appertaining thereto, and to be bound in all respects by the terms and conditions thereof. The undersigned specifically acknowledges having read the representations in this Agreement’s section entitled “Representations Warranties of the Investors”, and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as an Investor.

INVESTOR (if an individual):	INVESTOR (if an entity):

By
Name:	REDACTED
Date:
By
INVESTOR (if investing jointly)	Name:
Title:
By	Date:
Name:
Date:

Subscription Amount:	$2,500,000
SSN/EIN/ITIN:

Annex A-2

Securities Purchase Agreement Investor Counterpart Signature Page

The undersigned, desiring to: (i) enter into this Securities Purchase Agreement dated as of July 22, 2025 (the “Agreement”), with the undersigned, ProPhase Labs, Inc., a Delaware corporation (the “Company”), in or substantially in the form furnished to the undersigned and (ii) purchase the Securities as set forth below, hereby agrees to purchase such Securities from the Company as of the Closing and further agrees to join the Agreement as a party thereto, with all the rights and privileges appertaining thereto, and to be bound in all respects by the terms and conditions thereof. The undersigned specifically acknowledges having read the representations in this Agreement’s section entitled “Representations Warranties of the Investors”, and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as an Investor.

INVESTOR (if an individual):	INVESTOR (if an entity):

By
Name:	REDACTED
Date:
By
INVESTOR (if investing jointly)	Name:
Title:
By	Date:
Name:
Date:

Subscription Amount:	$500,000
SSN/EIN/ITIN:

APPENDIX A

Form of Notes

APPENDIX B

Form of Warrants

APPENDIX C

Form of Registration Rights Agreement

APPENDIX D

Form of Security Agreement

APPENDIX E

Form of TA Reservation Letter

Disclosure Schedule 3.01(o)

(UCC Liens)

New York State

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